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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
        Date of Report (Date of earliest event reported): January 2, 2003

                                 CYBERCARE, INC.
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                (Exact name of registrant as specified in its charter)


         FLORIDA                   000-20356          65-0158479
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(State or other jurisdiction      (Commission         (IRS Employer
     of incorporation)             File Number)     Identification No.)


          2500 QUANTUM LAKES DRIVE, SUITE 1000, BOYNTON BEACH, FL   33426
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           (Address of principal executive offices)               (Zip Code)

        Registrant's telephone number, including area code. 561-742-5000

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         (Former name or former address, if changed since last report.)
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Item 5.  Other Events and Regulation FD Disclosure.

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     CyberCare,  Inc.  (the  "Registrant")  has  ceased  the  operation  of  its subsidiary Physical Therapy and Rehabilitation, Inc, a Florida corporation ("PTR"). The Registrant began to cease PTR's operations over the past several months gradually closing PTR facilities due to PTR's continued operating losses and negative cash flow.

     In addition, in view of continued losses and a lack of sufficient working capital, the Registrant has determined to close its pharmacy operations. The Registrant intends to concentrate on collecting its accounts receivable and selling assets which are no longer utilized.

     On February 5, 2003, three of the Registrant's four independent directors John St. Genis, Paul M. Weiseneck and Thomas B. Andres resigned from the Registrant's Board of Directors. On February 7, 2003, Rodney Barrington resigned from the Registrant's Board of Directors. The Directors' decisions to resign from the Board were based upon the Company's inability to continue to pay for Officers and Directors liability insurance policy, which expired as of February 6, 2003.

     The Registrant will continue to seek financing and purchasers, such that it can continue to operate its technology division while mitigating the Registrant's financial issues in order to attempt to protect its shareholders and its creditors.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CyberCare,  Inc.

                                     a  Florida  Corporation



Date:     February 20, 2003          By:  /s/ Joseph R. Forte
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                                        Joseph  R.  Forte,  President  and CEO




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